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                         SUPPLEMENT TO LICENSE AGREEMENT

This Supplement to License Agreement is dated January 27, 2000, by and between Greenfield Consulting Group, LLC., (Licensor) and Greenfield Online, Inc., (Licensee).

WHEREAS: The parties entered into a License Agreement dated December 22, 1999, wherein Licensor granted Licensee an exclusive license to use the Mark GREENFIELD ONLINE;

WHEREAS: Licensee desires to use the Domain Name GREENFIELD.COM in connection with its full service marketing research business throughout the world ("Territory");

WHEREAS:  Licensor is the owner of the service mark GREENFIELD reg #2,286,932;

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is acknowledged, the parties agree that the License Agreement shall be supplemented as follows:

1. License: Notwithstanding anything to the contrary contained in the License Agreement, the Licensor grants to Licensee a royalty free right and license to use the GREENFIELD mark solely as a part of the description of the Uniform Resource Locator GREENFIELD.COM (the "URL" or "Domain Name") used by Licensee in conjunction with the Services (including in any advertising or other materials listing the URL or Domain Name). Such right and license shall continue for as long as Licensee continues to offer the Services under the name Greenfield Online, or such other name incorporating the GREENFIELD mark as may be agreed to between the parties.

2. Exclusivity: Licensor agrees that during the term of this license, Licensor will not grant any other license for use of the stand-alone GREENFIELD mark in connection with a URL or Domain Name to any other non-affiliated entity which provides services which are competitive with the Services offered by Licensee, it being understood that nothing in this paragraph restricts in any way the use, in any form, of the GREENFIELD mark by Licensor or any person or entity that controls, is controlled by, or is under common control with Licensor.

3. Link: In order to minimize the risk of confusion, Licensee agrees that, for as long as it uses the URL or Domain Name, and for as long as Licensor continues to conduct business using the GREENFIELD mark as all or a portion of its tradename, Licensee shall maintain a link on the Greenfield.com home page allowing visitors to link to a Web Site designated by Licensor. The size, location, content and appearance of said link will be mutually agreed upon by Licensor and Licensee from time to time in good faith.

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4.   No Other Changes: Except as expressly provided in this Supplement, all other terms of the License Agreement are Remain in full force and effect. Unless otherwise defined, all capitalized terms in this Supplement have the same meaning as in he License Agreement


                                              LICENSOR

                                              /s/
                                              ----------------------------------
                                              Greenfield Consulting Group, LLC.
                                              By Andrew Greenfield, President


                                              LICENSEE

                                              /s/
                                              ----------------------------------
                                              Greenfield Online, Inc.
                                              By Rudy Nadilo, President


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